Calculation of Filing Fee Tables
S-8
Kiniksa Pharmaceuticals International, plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A ordinary shares, nominal value $0.000273235 per share	457(a)	3,051,742	$ 47.30	$ 144,347,396.60	0.0001381	$ 19,934.38
2	Equity	Class A ordinary shares, nominal value $0.000273235 per share	457(a)	110,000	$ 47.30	$ 5,203,000.00	0.0001381	$ 718.53
Total Offering Amounts:						$ 149,550,396.60		$ 20,652.91
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 20,652.91
Offering Note
[1]	1(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Kiniksa Pharmaceuticals International, plc 2018 Incentive Award Plan (the "2018 Plan") and the Kiniksa Pharmaceuticals International, plc 2018 Employee Share Purchase Plan (the "2018 ESPP") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. 1(b) Consists of 3,051,742 Class A ordinary shares, nominal value $0.000273235 per share of the Registrant ("Class A ordinary shares") that may become issuable under the 2018 Plan pursuant to its terms. 1(c) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Class A ordinary shares as reported on the Nasdaq Global Select Market on February 20, 2026.

[2]	2(a) In accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Kiniksa Pharmaceuticals International, plc 2018 Incentive Award Plan (the "2018 Plan") and the Kiniksa Pharmaceuticals International, plc 2018 Employee Share Purchase Plan (the "2018 ESPP") to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. 2(b) Consists of 110,000 Class A ordinary shares that may become issuable under the 2018 ESPP pursuant to its terms. 2(c) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and based upon the average of the high and low prices of the Class A ordinary shares as reported on the Nasdaq Global Select Market on February 20, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A